UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tenon Medical, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on July 23, 2026. The record date for the Annual Meeting was June 8, 2026 (the “Record Date”), and the notice of the Annual Meeting and related proxy materials were mailed to stockholders of record as of the Record Date on or about June 23, 2026.

As of the Record Date, the Company had 11,849,674 shares of common stock outstanding representing 11,849,674 votes, 204,159 shares of Series A Preferred Stock outstanding representing 255,184 votes, and 86,454 shares of Series B Preferred Stock outstanding representing 108,074 votes. At the Annual Meeting, the holders of 6,471,472 shares of the Company’s voting stock, representing 52.98% votes, were present online or represented by proxy, constituting at least 33 1/3% of the outstanding shares of the Company’s voting stock entitled to vote and therefore a quorum under Delaware law and the Company’s Bylaws.

There were six matters submitted to a vote of stockholders at the Annual Meeting and the final voting results were as follows:

1.	Election of the seven (7) nominees to the Board of Directors of the Company:

Name	Votes For	Withheld	Broker Non-Votes
Richard Ferrari	3,687,209	1,129,497	1,654,766
Steven Foster	4,105,114	711,592	1,654,766
Richard Ginn	3,468,650	1,348,056	1,654,766
Stephen Hochschuler, MD	4,163,792	652,914	1,654,766
Ivan Howard	3,686,753	1,129,953	1,654,766
Kristine Jacques	3,783,904	1,032,802	1,654,766
Robert Weigle	3,525,337	1,291,369	1,654,766

Each director nominee was elected to serve as a director until the Company’s 2026 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death or removal. Because directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Ratification of the Audit Committee’s appointment of Haskell & Whitee LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Appointment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,795,018	149,616	526,838	0

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval of the Auditor Appointment Proposal. The proposal was approved.

3.	Approval of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio within the range from one-for-two (1:2) to one-for-thirty-five (1:35), with the final ratio to be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Split Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,583,877	1,723,195	164,400	0

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval of the Reverse Stock Split Proposal. The proposal was approved.

4.	Approval, for purposes of complying with Nasdaq Listing Rule 5636(d), of the issuance of shares of common stock underlying convertible promissory notes issued by the Company in the debt financing consummated on March 11, 2026, which issuance may exceed 19.99% of the Company’s outstanding shares of common stock as of March 11, 2026 (the “Debt Financing Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,742,855	1,005,184	68,667	1,654,766

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval of the Debt Financing Proposal. The proposal was approved.

5.	Approval, for purposes of Nasdaq Listing Rule 5635(d), of any 20% Issuance (as defined in the proxy statement) made by the Company that is priced less than the Minimum Price (as defined in the proxy statement) and is within the Nasdaq Parameters described in the Company’s proxy statement for the Annual Meeting (the “Future Financings Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,653,331	1,080,498	82,877	1,654,766

The affirmative vote of the holders of a majority of the shares represented at the Annual meeting and entitled to vote was required for approval of the Future Financing Proposal. The proposal was approved.

6.	Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve one or more of the other proposals (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,930,518	1,333,040	207,914	0

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote was required for approval of Adjournment Proposal. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2026	Tenon Medical, Inc.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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